Exhibit 99.1
For Immediate Release
May 19, 2025

TXNM Energy Enters Agreement to be Acquired by Blackstone Infrastructure

•Provides long-term infrastructure investment to support the continued build-out of PNM and TNMP in a rapidly changing energy environment, facilitating economic development during New Mexico’s transition to clean energy and continued growth in Texas
•TXNM Energy, PNM and TNMP to remain locally managed and operated with headquarters in New Mexico and Texas, retain employees and honor all union labor agreements
•Customer rates will continue to be set by state regulators
•Customers to receive a detailed package of benefits that will be developed after thorough and transparent engagement with stakeholders in New Mexico and Texas
•Blackstone Infrastructure provides long-term, patient capital and a commitment to strong investment grade credit metrics, aligned with TXNM Energy’s long-term financing strategy
•Shareholders to receive $61.25 per share in cash upon closing

(ALBUQUERQUE, N.M.) – TXNM Energy (NYSE: TXNM) today announced an agreement under which Blackstone Infrastructure will acquire TXNM Energy for $61.25 per share in cash upon closing, reflecting a total enterprise value of $11.5 billion, including net debt (excluding securitization debt) and preferred stock.

TXNM Energy, through its subsidiaries PNM and TNMP, is focused on meeting the critical electricity infrastructure needs of its customers. PNM is supporting the evolution of its generation portfolio to meet New Mexico’s clean energy goals and is identifying opportunities to achieve the energy transition in a cost-effective manner for customers. TNMP has consistently increased its annual capital investments to meet sustained nation-leading growth levels in its Texas service territory. This transaction provides significant long-term capital to support these goals.

“Our successes at TXNM Energy have stemmed from a deliberate approach to investing in PNM and TNMP in a manner aligned with the priorities of our customers and communities. We’ve integrated new resources to supply over two-thirds of PNM electricity needs with carbon-free energy and supported double-digit demand growth at TNMP,” said Pat Collawn, Chair and CEO of TXNM Energy. “We are excited to form this long-term partnership with Blackstone Infrastructure to build upon these successes. We will continue to collaborate with customers, communities, legislators and regulators to achieve our shared goals for a reliable, resilient grid to support economic prosperity and clean energy.”

Blackstone Infrastructure, with its $60 billion of assets under management, is focused on investing behind North American infrastructure platforms and leveraging its scale and expertise to support the growth of its portfolio companies. Blackstone Infrastructure has perpetual capital with no obligation to sell its investments, and is focused on long-term, multi-decade partnerships with the companies and communities in which it invests. In 2023 and 2024 alone, Blackstone Infrastructure committed over $5 billion of equity to its portfolio companies. It is an experienced North American utility investor and recognizes the value of long-term investments in critical infrastructure that help communities thrive.

Exhibit 99.1
“We are excited to partner with Pat, Don and their fantastic team to accelerate growth at TXNM, and across New Mexico and Texas.” said Sean Klimczak, Global Head of Blackstone Infrastructure. “We are long-term investors who back industry-leading companies using our perpetual capital to support economic development. We are focused on being great long-term partners to the communities in which we invest, and we look forward to having the opportunity to engage in meaningful dialogue about how we can create win-win, growth-oriented investments across both states.”

Blackstone Infrastructure is funding the purchase price entirely with equity and does not anticipate increasing TXNM Energy leverage levels to fund the purchase of the company.

Valuing Customers, Employees and Communities
Blackstone Infrastructure intends to support TXNM Energy’s long-standing commitments to its customers, employees and communities, including:

•Keeping Customers First: PNM and TNMP will continue to prioritize cost-effective solutions to provide safe, reliable power to meet customer needs across New Mexico and Texas. PNM and TNMP will continue to be regulated by the state and federal commissions, including the New Mexico Public Regulation Commission (NMPRC) and Public Utility Commission of Texas (PUCT). Detailed commitments, after meaningful engagement with stakeholders, will be included in state regulatory filings in the fall of 2025.

•Retaining Teams: TXNM Energy, PNM and TNMP will remain locally managed and operated with commitments to retain our local workforce and honor our labor contracts with the International Brotherhood of Electrical Workers.

•Maintaining Local Presence and Leadership: TXNM Energy, PNM and TNMP will remain independently operated with headquarters in New Mexico and Texas. The current management team will continue to lead the companies and remain the primary points of contact for customers, regulators and other stakeholders.

•Sustaining Communities: TXNM Energy, PNM and TNMP will continue to make economic and charitable contributions across New Mexico and Texas, including to tribal and pueblo communities, and will support employees who volunteer and lead non-profit organizations helping our communities thrive.

Terms, Approvals and Timing
The purchase price of $61.25 per share represents a 23.0% premium to TXNM Energy’s unaffected 30-day volume weighted average price (VWAP) as of March 5, 2025, the day prior to an article reporting a developing acquisition for TXNM Energy.

Blackstone Infrastructure is also investing $400 million through the purchase of 8 million newly issued shares of TXNM Energy common stock at $50 per share, by way of a private placement agreement, to support TXNM Energy’s industry-leading growth plans. This issuance is expected to be completed in June 2025.

To support the funding of TXNM’s industry-leading growth rates, TXNM Energy expects to issue an additional $400 million of equity prior to closing of the transaction.

The transaction is funded through equity and assumption of existing debt, and no incremental debt will be issued as a result of the transaction.

Dividends payable to TXNM Energy shareholders are expected to continue through the closing of the transaction, subject to approval by the TXNM Energy Board of Directors.

Exhibit 99.1
The transaction was unanimously approved by TXNM Energy’s Board of Directors and is estimated to close in the second half of 2026, subject to TXNM Energy shareholder approval, regulatory approvals and other customary closing conditions. Regulatory approvals are required from the NMPRC, PUCT, Federal Energy Regulatory Commission, Department of Justice (Hart Scott-Rodino Clearance), Nuclear Regulatory Commission and Federal Communications Commission.

Leadership Changes
Pat Collawn will step down as Executive Chair upon closing of the transaction. Don Tarry will oversee the continuing operations of TXNM Energy as President and CEO.

Advisors
Wells Fargo is serving as lead financial advisor, Citi is also serving as a financial advisor, and Troutman Pepper Locke LLP is serving as legal advisor to TXNM Energy. RBC Capital Markets, LLC is serving as lead financial advisor and J.P. Morgan is also serving as a financial advisor to Blackstone Infrastructure. Kirkland & Ellis LLP is serving as legal advisor to Blackstone Infrastructure.

Conference Call
TXNM Energy will discuss today’s announcement during a live conference call and audio webcast today, Monday, May 19th at 12 p.m. Eastern.

The conference call will be simultaneously broadcast and archived on our website at https://www.txnmenergy.com/investors/events-and-presentations. Listeners are encouraged to visit the website at least 30 minutes before the event to register, download and install any necessary audio software.

Investors and analysts can participate in the live conference call by pre-registering using the following link: https://dpregister.com/sreg/10200131/ff33307f83. Telephone participants who are unable to pre-register may participate in the live conference call by dialing (877) 276-8648 or (412) 317-5474 fifteen minutes prior to the event and asking to join the TXNM Energy call.

2025 Ongoing Earnings Guidance
The equity to be issued as part of the transaction impacts TXNM Energy’s previously issued 2025 Ongoing Earnings Guidance. As a result, TXNM Energy is not affirming this guidance and does not plan to issue revised earnings guidance during the pending transaction.

About TXNM Energy:
TXNM Energy (NYSE: TXNM), an energy holding company based in Albuquerque, New Mexico, delivers energy to more than 800,000 homes and businesses across Texas and New Mexico through its regulated utilities, TNMP and PNM. For more information, visit the company's website at www.TXNMEnergy.com.

Contacts:
Analysts                            Media
Lisa Goodman                            Corporate Communications
(505) 241-2160                        (505) 241-2743

About Blackstone Infrastructure:
Blackstone Infrastructure is an active investor across energy, transportation, digital infrastructure and water and waste infrastructure sectors. We seek to apply a long-term buy-and-hold strategy to large-scale

Exhibit 99.1
infrastructure assets with a focus on delivering stable, long-term capital appreciation together with a predictable annual cash flow yield. Our approach to infrastructure investing is one that focuses on responsible stewardship and stakeholder engagement to create value for our investors and the communities we serve.

Contact
Paula Chirhart
Paula.Chirhart@Blackstone.com
347-463-5453

FORWARD-LOOKING STATEMENTS
Statements made in this press release that relate to future events or expectations, projections, estimates, intentions, goals, targets, and strategies are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally include statements regarding the potential transaction between TXNM Energy and Blackstone Infrastructure, including any statements regarding the expected timetable for completing the potential transaction, the ability to complete the potential transaction, the expected benefits of the potential transaction, projected financial information, future opportunities, and any other statements regarding TXNM Energy’s and Blackstone Infrastructure’s future expectations, beliefs, plans, objectives, results of operations, financial condition and cash flows, or future events or performance. Readers are cautioned that all forward-looking statements are based upon current expectations and estimates. Neither Blackstone Infrastructure nor TXNM Energy assumes any obligation to update this information. Because actual results may differ materially from those expressed or implied by these forward-looking statements, TXNM Energy caution readers not to place undue reliance on these statements. TXNM Energy’s business, financial condition, cash flow, and operating results are influenced by many factors, which are often beyond its control, that can cause actual results to differ from those expressed or implied by the forward-looking statements. For a discussion of risk factors and other important factors affecting forward-looking statements, please see TXNM Energy’s Form 10-K and Form 10-Q filings and the information filed on TXNM Energy’s Forms 8-K with the Securities and Exchange Commission (the “SEC”), which factors are specifically incorporated by reference herein and the risks and uncertainties related to the proposed transaction with Blackstone Infrastructure, including, but not limited to: the expected timing and likelihood of completion of the pending transaction, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the pending transaction that could reduce anticipated benefits or cause the parties to abandon the transaction, the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement, including in circumstances requiring the Company to pay a termination fee, the possibility that TXNM Energy’s shareholders may not approve the transaction agreement, the risk that the parties may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all, the outcome of legal proceedings that may be instituted against TXNM Energy, its directors and others related to the proposed transaction, risks related to disruption of management time from ongoing business operations due to the proposed transaction, the risk that the proposed transaction and its announcement could have an adverse effect on the ability of TXNM Energy to retain and hire key personnel and maintain relationships with its customers and suppliers, and on its operating results and businesses generally, the amount of costs, fees, charges or expenses resulting from the proposed transaction, and the risk that the price of TXNM Energy’s common stock may fluctuate during the pendency of the proposed transaction and may decline significantly if the proposed transaction is not completed. Other unpredictable or unknown factors not discussed in this communication could also have material adverse effects on forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.
Additional Information about the Proposed Transaction and Where to Find It
The proposed transaction between TXNM Energy and Blackstone Infrastructure will be submitted to the shareholders of TXNM Energy for their consideration. TXNM Energy will file a proxy statement on Schedule 14A and other documents with the SEC regarding the proposed transaction. Promptly after filing its definitive proxy statement with the SEC, TXNM Energy intends to mail the definitive proxy statement and a proxy card to each shareholder entitled to vote at the special meeting relating to the proposed transaction. This document is not a substitute for the proxy statement or any other document which TXNM Energy may file with the SEC and send to TXNM Energy’s shareholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF TXNM ENERGY ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT TXNM ENERGY AND THE PROPOSED TRANSACTION. You may obtain copies of all documents filed with the SEC regarding the proposed transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from TXNM Energy’s website (https://www.txnmenergy.com/) under the tab “Investor” and then under the heading “SEC Filings.”

Exhibit 99.1

Participants in the Solicitation
TXNM Energy and its respective directors, executive officers, other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction under the rules of the SEC. Information about TXNM Energy’s directors and executive officers is set forth in its definitive proxy statement for its 2025 Annual Meeting of Shareholders, which was filed with the SEC on April 1, 2025, and its Form 10-K filed with the SEC on February 28, 2025. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed transaction will be included in the proxy statement and other relevant materials TXNM Energy intends to file with the SEC.